Exhibit 99.1

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Alex Wellins
The Blueshirt Group
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     Synaptics Reports Results for Second Quarter of Fiscal 2010
•	Net revenue of $133.3 million, up 11% sequentially

•	Non-PC revenue grew 33% sequentially

•	Continued innovation with ScrybeTM and FuseTM introductions

•	Retired $63 million of debt; repurchased 783,000 shares of stock
Santa Clara, CA — January 21, 2010 — Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the second fiscal quarter ended December 31, 2009.
Net revenue for the second quarter of fiscal 2010 was $133.3 million, an increase of approximately 11% over net revenue of $119.6 million for the previous quarter and a decrease of approximately 6% from net revenue of $141.5 million for the second quarter of fiscal 2009.
GAAP net income for the second quarter of fiscal 2010 was $12.2 million, or $0.35 per diluted share, compared with net income of $9.8 million, or $0.27 per diluted share, for the previous quarter and $17.6 million, or $0.50 per diluted share, for the second quarter of fiscal 2009.
Non-GAAP net income for the second quarter of fiscal 2010, which excludes non-cash charges for interest expense and share-based compensation, was $21.7 million, or $0.62 per diluted share, compared with net income of $17.2 million, or $0.48 per diluted share, for the previous quarter and net income of $29.5 million, or $0.84 per diluted share, for the second quarter of fiscal 2009. (See attached table for a reconciliation of GAAP to non-GAAP results.)
“Robust demand for Synaptics’ touch solutions drove solid results for the December quarter,” stated Tom Tiernan, CEO. “Synaptics continues its leadership in innovation, and our design activity remains strong. At the recent CES show, we experienced strong interest in our new Scrybe gesture workflow solution and the Fuse concept phone, demonstrating new usage models made possible with our technology. As a market leader in capacitive touch solutions, Synaptics is well positioned to capitalize on expanding market opportunities by delivering advanced designs that generate compelling value to leading OEMs and their customers.”
PC revenue of $73.6 million represented 55% of total revenue for the quarter. Synaptics continued to drive increasing penetration of its multi-finger gesture enabled TouchPadsTM and innovative product offerings, such as ClickPadTM.
Non-PC revenue of $59.7 million comprised 45% of total revenue for the quarter and grew 33% sequentially. Non-PC revenue growth was driven by increasing adoption of Synaptics’ capacitive touchscreen solutions by major mobile handset manufacturers and strong demand for personal entertainment devices.
Cash and short-term investments at December 31, 2009 totaled $140.0 million. Cash flow from operations for the quarter was $25.7 million. The Company used $63.0 million to retire all but $2.3 million of its 0.75% convertible notes and used $19.1 million to buy back approximately 783,000 shares of its common stock under its stock repurchase program.
Kathy Bayless, CFO, added, “Considering backlog of approximately $58 million entering the quarter, expected product mix, customer order patterns, and customer forecasts, we anticipate revenue in the March quarter to be between $110 million and $115 million, an increase of 9% to 14% over the comparable quarter last year. Taking into account first half results, design wins, customer forecasts, and visibility into our pipeline of new business opportunities, we anticipate fiscal 2010 revenue to be in the range of $495 million to $505 million.”
In the December quarter, the Company identified a calculation error in the third-party equity accounting software commonly used in industry, resulting in an understatement of previously reported non-cash share-based compensation. The cumulative error to GAAP net income since the adoption in fiscal 2006 of FAS123R was $3.1 million and was determined to be immaterial to previously reported financial results. In accordance with current accounting guidance, the December quarter GAAP results reflect the cumulative impact of correcting the calculation error. The correction did not impact non-GAAP results.
Earnings Call Information
The Synaptics second quarter fiscal 2010 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 21, 2010, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-2068 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPadTM, Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, Scrybe, Fuse, TouchPad, ClickPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses net income per share excluding share-based compensation, non-cash interest charges, and unusual or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation, non cash interest charges, and unusual or non-recurring items is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The Company presents net income excluding share-based compensation, non-cash interest charges, and unusual or non-recurring items because it considers it an important supplemental measure of its performance. The Company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges, non-cash interest charges, and unusual or non-recurring items. Net income excluding share-based compensation, non-cash interest charges, and unusual or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP net income. The principal limitations of this measure are that it does not reflect the Company’s actual expenses and may thus have the effect of inflating its net income and net income per share.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding the rapid expansion of interest in the Company’s leadership in innovation and its strong design activity, the potential for success of the Company’s Scrybe gesture solution and Fuse concept phone, the Company’s positioning to capitalize on current and future market opportunities by delivering advanced designs that generate compelling value to leading OEMs and their customers, the Company’s penetration of its multi-finger gesture enabled touchpads in consumer laptops as well as the adoption of new product offerings, Synaptics’ anticipated revenue for the March quarter of fiscal 2010, and Synaptics’ anticipated revenue for fiscal 2010. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b)

market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, (d) the success of our customers’ products that utilize our product solutions, (e) the development and launch cycles of our customers’ products, (f) market pressures on selling prices, (g) changes in product mix, (h) the market acceptance of our product solutions compared with competitors solutions, (i) general economic conditions, including consumer confidence and demand, and (j) other risks as identified from time to time in Synaptics’ reports filed with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2009. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,	June 30,
	2009	2009 *
Assets
Current assets:
Cash and cash equivalents	$140,033	$169,036
Short term investments	—	22,934

Total cash, cash equivalents, and short-term investments	140,033	191,970
Receivables, net of allowances of $513 and $513, respectively	100,302	84,739
Inventories	15,837	14,950
Prepaid expenses and other current assets	4,171	3,094

Total current assets	260,343	294,753

Property and equipment, net	25,425	25,431
Goodwill	1,927	1,927
Non-current auction rate securities	28,952	28,767
Other assets	18,110	25,272

Total assets	$334,757	$376,150

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$52,909	$32,210
Accrued compensation	8,069	8,450
Income taxes payable	12,806	9,128
Current deferred tax liability	—	10,225
Other accrued liabilities	15,464	11,813
Note payable	—	63,234

Total current liabilities	89,248	135,060

Convertible senior subordinated notes	2,305	—
Other liabilities	19,238	18,484

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 44,166,949 and 43,779,011 shares issued, and 33,295,636 and 34,690,911 shares outstanding, respectively	44	44
Additional paid in capital	315,954	293,666
Less: 10,871,313 and 9,088,100 treasury shares, respectively, at cost	(281,932)	(237,387)
Retained earnings	188,185	166,154
Accumulated other comprehensive income	1,715	129

Total stockholders’ equity	223,966	222,606

Total liabilities and stockholders’ equity	$334,757	$376,150

*	Adjusted for retrospective application of ASC 470-20. Refer to our earnings release dated October 23, 2009 for the impact of the retrospective application of ASC 470-20.

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008 *	2009	2008 *
Net revenue	$133,323	$141,523	$252,915	$257,380
Cost of revenue (1)	79,492	83,717	150,762	152,981

Gross margin	53,831	57,806	102,153	104,399
Operating expenses
Research and development (1)	22,442	15,940	42,417	31,745
Selling, general, and administrative (1)	16,575	13,714	30,339	28,284

Total operating expenses	39,017	29,654	72,756	60,029

Operating income	14,814	28,152	29,397	44,370
Interest income	241	974	572	2,232
Interest expense	(968)	(1,739)	(2,391)	(4,280)
Loss on early retirement of debt	—	(1,053)	—	(1,053)
Net loss on investments	—	(6,509)	(443)	(6,509)

Income before income taxes	14,087	19,825	27,135	34,760
Provision for income taxes (2)	1,860	2,250	5,104	4,474

Net income	$12,227	$17,575	$22,031	$30,286

Net income per share:
Basic	$0.36	$0.52	$0.65	$0.90

Diluted	$0.35	$0.50	$0.62	$0.86

Shares used in computing net income per share:
Basic	33,611	33,833	33,976	33,736

Diluted	34,936	35,057	35,477	35,311

(1) Includes share-based compensation charges of:

Cost of revenue	$815	$402	$1,263	$813
Research and development	4,646	1,962	7,444	3,978
Selling, general, and administrative	6,635	3,292	10,437	6,746

	$12,096	$5,656	$19,144	$11,537

(2) Includes tax benefit for share-based compensation charges of:
	$3,106	$1,769	$5,307	$3,737

Non-GAAP net income per share:
Basic	$0.65	$0.87	$1.15	$1.40

Diluted	$0.62	$0.84	$1.10	$1.34

*	Adjusted for retrospective application of ASC 470-20. Refer to our earnings release dated October 23, 2009 for the impact of the retrospective application of ASC 470-20.

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008 *	2009	2008 *
Numerator:
Basic and diluted net income	$12,227	$17,575	$22,031	$30,286

Denominator:
Shares, basic	33,611	33,833	33,976	33,736
Effect of dilutive share-based awards	1,325	1,224	1,501	1,575

Shares, diluted	34,936	35,057	35,477	35,311

Net income per share:
Basic	$0.36	$0.52	$0.65	$0.90

Diluted	$0.35	$0.50	$0.62	$0.86

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$12,227	$17,575	$22,031	$30,286
Non-GAAP adjustments (net of tax):
Loss on early retirement of debt	—	643	—	643
Net loss on investments	—	6,509	443	6,509
Non cash interest expense	483	846	1,192	2,094
One-time tax charge	—	—	1,445	—
Share-based compensation	8,990	3,887	13,837	7,800

Non-GAAP basic and diluted net income	$21,700	$29,460	$38,948	$47,332

Non-GAAP net income per share:
Basic	$0.65	$0.87	$1.15	$1.40

Diluted	$0.62	$0.84	$1.10	$1.34

*	Adjusted for retrospective application of ASC 470-20. Refer to our earnings release dated October 23, 2009 for the impact of the retrospective application of ASC 470-20.